Exhibit 99.3

EyePoint Pharmaceuticals Announces Closing of

$115.4 Million Public Offering

WATERTOWN, Mass., November 19, 2021 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders, today announced the closing of the previously announced underwritten public offering of 5,122,273 shares of its common stock, which included the exercise in full by the underwriters of their option to purchase an additional 1,095,000 shares of common stock, and pre-funded warrants to purchase up to an aggregate of 3,272,727 shares of its common stock. The shares of common stock were sold at a public offering price of $13.75 per share, and the pre-funded warrants were sold at a purchase price of $13.74 per pre-funded warrant, for aggregate gross proceeds of approximately $115.4 million, before deducting underwriting discounts and commissions and other offering expenses payable by EyePoint. All of the securities were sold by EyePoint.

Cowen and Guggenheim Securities acted as joint book-running managers for the offering. Cantor acted as passive book-running manager for the offering.

EyePoint intends to use the net proceeds from the offering to advance EYP-1901 into and through Phase 2 clinical trials for wet AMD, DR, and RVO, as well as support its earlier stage pipeline development initiatives, and for general corporate purposes.

The securities described above were offered by the Company pursuant to a shelf registration statement on Form S-3 (No. 333-258598) previously filed with the Securities and Exchange Commission (SEC) on August 6, 2021 and declared effective by the SEC on August 11, 2021.

The securities were offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A final prospectus supplement relating to and describing the terms of the offering was filed with the SEC on November 18, 2021 and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by telephone at (833) 297-2926, or by email at PostSaleManualRequests@broadridge.com, Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com, or Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 4th floor, New York, NY 10022; Email: prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq:EYPT) is a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders. The Company's pipeline leverages its proprietary Durasert® technology for sustained intraocular drug delivery including EYP-1901, a potential twice-yearly intravitreal anti-VEGF treatment initially targeting wet age-related macular degeneration. The Company has two commercial products: YUTIQ®, for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye, and DEXYCU®, for the treatment of postoperative inflammation following ocular surgery. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the use of proceeds for the offering and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes stock price volatility and uncertainties relating to the financial markets, the continued impact of the COVID-19 pandemic on EyePoint’s business, the medical community and the global economy, and the impact of general business and economic conditions. More detailed information on these and additional factors that could affect EyePoint’s actual results are described in EyePoint’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as revised or supplemented by its Quarterly Reports on Form 10-Q and other documents filed with the SEC. All forward-looking statements in this news release speak only as of the date of this news release. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investors:

Christina Tartaglia

Stern IR

Direct: 212-698-8700

christina.tartaglia@sternir.com

Media Contact

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com